UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2019, the Board of Directors (the “Board”) of Neos Therapeutics, Inc. (the “Company”) unanimously appointed James Robinson to fill the newly created vacancy on the Board resulting from an increase in the size of the Board from seven (7) directors to eight (8) directors. Upon his appointment to the Board, Mr. Robinson became a member of the class of directors with terms expiring at the 2019 Annual Meeting of Stockholders of the Company.  The Board has determined that Mr. Robinson qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. Mr. Robinson will serve as a member of the Company’s Compensation Committee. For his service on the Board, Mr. Robinson will receive the same compensation as other non-management directors, as described in the Company’s most recent proxy statement filed with the SEC. Mr. Robinson has also entered into the Company’s standard form of indemnification agreement.

Mr. Robinson, age 49, has been the President and Chief Operating Officer at Alkermes, Inc. since March 2018. Prior to that, Mr. Robinson served as President, Americas Operations for Astellas US LLC (“Astellas”), a U.S. affiliate of Astellas Pharma Inc., a pharmaceutical company headquartered in Japan, from April 2016 through February 2018. From April 2013 until March 2016, Mr. Robinson served as President for Astellas Pharma US, which is responsible for Astellas’ commercial organization in the United States. In addition, Mr. Robinson served on the board of directors of Pharmaceutical Research and Manufacturers of America from 2013 to March 2018. Mr. Robinson received his B.S. degree in marketing from DePaul University.

There are no arrangements or understandings between Mr. Robinson and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Robinson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Robinson is qualified to serve on the Board based on his leadership experience serving in executive level positions at various companies in the pharmaceutical industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date:	January 30, 2019
By:	/s/ Gerald McLaughlin
Title:	President and Chief Executive Officer